Exhibit 99.j


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A) (No. 33-32819) of Managed Municipal Fund, Inc., of our report dated November 30, 2001, included in the 2001 Annual Report to shareholders.




ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 22, 2002
























































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